Exhibit 16(c)(iv)

– Preliminary Working Draft Subject to Material Revision – Project Pacific Special Committee Discussion Materials April 9, 2024 Exhibit 16(c)(iv)

1 – Preliminary Working Draft Subject to Material Revision – Executive Summary ▪ Centerview met with Pacific Management on March 19 and shared a list of information requests to assess the current strategy and Management plan ▪ Management has developed a draft long - range plan (the “Draft LRP”) and continues to refine it ▪ On April 8, 2024, Management shared an updated Draft LRP which is summarized in these materials ▪ Today’s discussion is to review the Draft LRP with the Special Committee

– Preliminary Working Draft Subject to Material Revision –

Overview of Draft Pacific Management Projections

	Historicals					Projections				CAGRs	
(Dollars in millions)	**2019A**	**2020A**	**2021A**	**2022A**	**2023A**	**2024E**	**2025E**	**2026E**	**2027E**	**'19A-'23A**	**'23A-'27E**
Presence	$404	$478	$555	$597	$704					+15%	
% Growth		18%	16%	8%	18%						
Commerce	$81	$143	$230	$270	$308					+40%	
% Growth		77%	60%	18%	14%						
Total Revenue	$485	$621	$784	$867	$1,012	$1,216	$1,374	$1,539	$1,740	+20%	+15%
% Growth	24%	28%	26%	11%	17%	20%	13%	12%	13%		
Gross Profit	$403	$523	$657	$714	$805	$911	$1,047	$1,193	$1,375	+19%	+14%
% Margin	83%	84%	84%	82%	80%	75%	76%	78%	79%		
Sales & Marketing	$184	$260	$340	$322	$350	$411	$445	$481	$523	+17%	+11%
% of Revenue	38%	42%	43%	37%	35%	34%	32%	31%	30%		
Research & Development	$108	$168	$190	$227	$242	$292	$333	$368	$397	+22%	+13%
% of Revenue	22%	27%	24%	26%	24%	24%	24%	24%	23%		
General & Administrative	$50	$55	$368	$152	$129	$126	$138	$149	$161	+27%	+6%
% of Revenue	10%	9%	47%	18%	13%	10%	10%	10%	9%		
Other Expenses[1]	–	–	–	$225	–	–	–	–	–		
Operating Income	$61	$40	($241)	($212)	$84	$82	$131	$194	$294	+8%	+37%
% Margin	13%	7%	(31%)	(24%)	8%	7%	10%	13%	17%		
Adjusted EBITDA (pre-SBC)	$98	$117	$125	$148	$235	$291	$371	$446	$537	+25%	+23%
% Margin	20%	19%	16%	17%	23%	24%	27%	29%	31%		
uFCF	$95	$152	$122	$166	$241	$331	$392	$448	$527	+26%	+22%
% Margin	20%	25%	16%	19%	24%	27%	29%	29%	30%		

Source: Pacific management.
(1) Includes impairment charges.

Centerview Partners 2

– Preliminary Working Draft Subject to Material Revision –

Management's Key Model Assumptions

Revenue Growth

- Total revenue projected to grow from $1,012mm in '23A to $1,740mm in '27E, representing a **15% CAGR from '23A-'27E**
  - Note: consensus estimates imply revenue CAGR of 14% from '23A-'26E
- Projected growth in revenue from organic initiatives, including expansion of selling and cross selling of higher value products to lower margin entry points such as domains, and optimization of pricing
- Increased focus on Commerce products drives GPV to ~$10B by 2027; this growth on the platform paired with SQSP Payments and other pricing initiatives supports the double digit revenue growth through '27E

Margins

Gross & Adjusted EBITDA

- Gross margin expected to remain stable during the projection period as efficiencies in operations and pricing initiatives help offset influx of domain registration fees: 80% in '23A vs. 79% in '27E
- **Adj. EBITDA margin grows from 23% in 2023A to 31% in 2027E** as focus remains on investing in R&D while optimizing marketing spend and G&A investments
  - Implies Adj. EBITDA growth of 23% from '23A-'27E
  - S&M, R&D and G&A projected to grow at CAGRs of 11%, 13% and 6%, respectively, from '23A-'27E

uFCF

- Unlevered FCF (uFCF) grows from $241mm in '23A to $527mm in '27E, representing a **22% CAGR from '23A-'27E**
  - Implies UFCF margin of 24% in '23A increasing to 30% in '27E
  - Note: consensus UFCF estimates for 2025E imply margin of 27%
- Capital expenditure requirements have been minimal historically at <2% of revenue, and are projected to remain in-line with historicals
- Working capital needs grow in line with revenue growth
- Stock-based compensation projections expected to remain in-line with historical trends (~10% of revenue)

CENTERVIEW PARTNERS 3

Source: Pacific management.

– Preliminary Working Draft Subject to Material Revision –

Overview of Draft LRP


Historicals / Projections ($mm)
YoY Growth % / Margin %
Revenue
'19-'23A CAGR: 20%
'23-'27E CAGR: 15%
$485 $621 $784 $867 $1,012 $1,216 $1,374 $1,539 $1,740
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
YoY Growth %
24% 28% 26% 11% 17% 20% 13% 12% 13%
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Gross Profit
'19-'23A CAGR: 19%
'23-'27E CAGR: 14%
$403 $523 $657 $714 $805 $911 $1,047 $1,193 $1,375
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Margin %
83% 84% 84% 82% 80% 75% 76% 78% 79%
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Adjusted EBITDA
'19-'23A CAGR: 25%
'23-'27E CAGR: 23%
$98 $117 $125 $148 $235 $291 $371 $446 $537
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Margin %
20% 19% 16% 17% 23% 24% 27% 29% 31%
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
uFCF
'19-'23A CAGR: 26%
'23-'27E CAGR: 22%
$95 $152 $122 $166 $241 $331 $392 $448 $527
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Margin %
20% 25% 16% 19% 24% 27% 29% 29% 30%
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
Historicals
Management Outlook

CENTERVIEW PARTNERS

4

Source: Pacific management.

– Preliminary Working Draft Subject to Material Revision –

Selected KPIs

Website Trials (mm)



'19-'23A
CAGR: 12%
'23-'27E
CAGR: 7%
3,689
4,363
6,122
5,442
5,310
6,906
7,756
8,303
8,718
9,154
2018A
2019A
2020A
2021A
2022A
2023A
2024E
2025E
2026E
2027E

New Website Subscriptions (000s)



'19-'23A
CAGR: 5%
'23-'27E
CAGR: 7%
739
756
973
874
799
905
1,016
1,088
1,142
1,199
2018A
2019A
2020A
2021A
2022A
2023A
2024E
2025E
2026E
2027E

	2018A	2019A	2020A	2021A	2022A	2023A	2024E	2025E	2026E	2027E
Trials (% growth)	–	18%	40%	(11%)	(2%)	30%	12%	7%	5%	5%
New Website Sub. (% growth)	–	2%	29%	(10%)	(9%)	13%	12%	7%	5%	5%
Trial to Sub. conversion	20%	17%	16%	16%	15%	13%	13%	13%	13%	13%

Total GPV ($bn)



'19-'23A
CAGR: 33%
'23-'27E
CAGR: 13%
$1.4
$2.0
$3.9
$5.9
$6.1
$6.2
$6.7
$7.6
$8.8
$10.1
'18A
'19A
'20A
'21A
'22A
'23A
'24E
'25E
'26E
'27E

	'18A	'19A	'20A	'21A	'22A	'23A	'24E	'25E	'26E	'27E
% Growth		50%	91%	52%	3%	3%	8%	14%	15%	16%

Source: Pacific management.

Centerview Partners

5

6 – Preliminary Working Draft Subject to Material Revision – Overview of LRP Projections vs. Consensus: Key Items Management Outlook Consensus (shading represents consensus range) Memo: # of Est. Management Outlook vs. Consensus 17 17 7 Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. $1,182 $1,328 $1,503 $1,216 $1,374 $1,539 2024E 2025E 2026E $350 $399 $291 $290 $371 $446 2024E 2025E 2026E $892 $1,053 $1,180 $911 $1,047 $1,193 2024E 2025E 2026E (Dollars in millions) Revenue Gross Profit (1) Adj. EBITDA uFCF +$34 +$46 +$36 +$19 ($6) +$13 +$1 +$21 +$47 +$29 +$28 +$33 +3% +3% +2% +2% (1%) +1% +0% +6% +12% +10% +8% +8% $302 $364 $415 $331 $392 $448 2024E 2025E 2026E Memo: # of Est. Management Outlook vs. Consensus 12 12 3 Memo: # of Est. Management Outlook vs. Consensus 15 15 5 Memo: # of Est. Management Outlook vs. Consensus 9 8 2

7 – Preliminary Working Draft Subject to Material Revision – Overview of LRP Projections vs. Consensus: Key Ratios Revenue Growth Adj. EBITDA Margin Gross Profit Margin (1) Management Outlook Consensus 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E 2026E 2024E 2025E 2026E Memo: # of Est. Memo: # of Est. Memo: # of Est. Memo: # of Est. 17 17 7 12 12 3 15 15 5 9 8 2 Management Outlook vs. Consensus +335bps +66bps (117bps) Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. 17% 12% 13% 20% 13% 12% 25% 26% 27% 24% 27% 29% 75% 79% 78% 75% 76% 78% uFCF Margin 26% 27% 28% 27% 29% 29% Management Outlook vs. Consensus (50bps) (312bps) (98bps) Management Outlook vs. Consensus (63bps) +62bps +244bps Management Outlook vs. Consensus +171bps +115bps +152bps

8 – Preliminary Working Draft Subject to Material Revision – 23% 24% 27% 31% 27% 17% 29% 19% 31% 23% Overview of LRP Projections vs. Selected Competitors Source: Pacific management, Wall Street research and FactSet as of April 5, 2024. (1) Figures in thousands. Latest Reported Unique Subs (1) CY’24E Rev. ($mm) CY’24 - 25E Revenue Growth Adjusted EBITDA Margin uFCF Margin 7% 2023A 2024E 2025E 2023A 2024E 2025E 2023A 2024E 2025E 24% 27% 29% 29% 31% 34% 16% 22% 24% Gross Margin 80% 75% 76% 63% 63% 63% 67% 67% 68% 2027E 30% 79% (Draft LRP) 4,631 21,000 ~6,000 $1,216 $4,520 $1,750 ’24E - ’27E CAGR: 13% 13% 13%

9 – Preliminary Working Draft Subject to Material Revision – Expense Profile Over Time vs. Selected Competitors Sales & Marketing Research & Development General & Administrative % of Revenue (1) Normalized level equal to 5% of total revenue, based on average of 2022 and 2023 historicals. 2019A 2020A 2021A Source: Pacific management and FactSet. Note: Figures burdened by SBC. Customer Care categorized as S&M for GDDY. 38% 42% 43% 37% 35% 34% 32% 31% 30% 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 22% 27% 24% 26% 24% 24% 24% 24% 23% 2021A 2022A 2023A 2024E 2025E 2026E 2027E 10% 9% 47% 18% 13% 10% 10% 10% 9% 2022A 2023A 2024E 2025E 2026E 2027E 15% 26% 20% 31% 10% 9% 2019A 2020A Equal to ~17% when adjusted to normalized level of SBC as % of revenue (1)